EXHIBIT 3 (i)

                            ARTICLES OF INCORPORATION
                                       OF
                           BIOFILTRATION SYSTEMS, INC.

      The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act, do hereby adopt the following Articles of
Incorporation:

                                    ARTICLE I

      The name of the corporation is: BIOFILTRATION SYSTEMS, INC.

                                   ARTICLE II

      The duration of the corporation is perpetual.

                                   ARTICLE III

      The general purpose for which the corporation is organized are to transact any lawful business for which corporations may be incorporated under the Florida General Corporation Act.

                                   ARTICLE IV

      The aggregate number of shares which the corporation is authorized to issue is twenty four million (24,000,000). Such shares shall be of a single class, of par value $0.001 per share.

                                    ARTICLE V

      The street address and mailing address of the initial registered office of the corporation is: 400 Madison Drive, Sarasota, FL 34236. The registered agent at the said office address is ROBERT A. BERGS, Esquire, Principal address is same as registered.

                                   ARTICLE VI

      The number of directors of this corporation shall be as set forth in the bylaws. The names and residence addresses of the initial directors are:

         ALPHA JOSEPH KEYSER                         Joseph J. Ruocco, Ph.D.
         525 Sutton Place                            601 Russell Street
         Longboat Key, FL 34228                      Longboat Key, FL 34228

                                   ARTICLE VII

      The name and address of the sole incorporator is:

                               ALPHA JOSEPH KEYSER
                                525 Sutton Place
                             Longboat Key, FL 34228

      IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation on this 16 th day of December, 1992.


                                        /s/ Alpha Joseph Keyser
                                        ----------------------------------------
                                        ALPHA JOSEPH KEYSER

STATE OF FLORIDA
COUNTY OF SARASOTA

THE FOREGOING INSTRUMENT was acknowledged before me this 16th day of December, 1992, by ALPHA JOSEPH KEYSER, who is personally known to me and who did not take an oath.


My commission expires:                  /s/ Nora B. House
                                        ----------------------------------------
                                                         Notary Public

                                        Nora B. House
                                        ----------------------------------------
                                        Printed, typed or stamped name

                         ACCEPTANCE OF REGISTERED AGENT

         I, ROBERT A. BERGS, do hereby accept the designation of Registered Agent and acknowledge that I am familiar with, and accept the obligations of this position, particularly as set forth in Section 607.0501 Florida Statutes.


                                        /s/ Robert A. Bergs
                                        ----------------------------------------
                                        Registered Agent
                                        Signed on December 16th, 1992

                                 FIRST AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           BIOFILTRATION SYSTEMS, INC.

      THE UNDERSIGNED OFFICERS CERTIFY that at a Special Meeting of Stockholders and Directors called for that purpose and held on 5th day of February, 1996, at the offices of the corporation, 1800 Second Street, Suite 808-13, Sarasota, Florida 34236, all directors being present and all stockholders either present or having assented affirmatively by written instruments which have been appended to the Minutes of the said meeting, a Resolution was proposed, seconded and unanimously adopted to amend the Articles of Incorporation of BIOFILTRATION SYSTEMS, INC. by deleting entirely the original provisions of Article IV and in their place substituting the following:

                                   ARTICLE IV

            The aggregate number of shares which the corporation is authorized to issue is five million (5,000,000), which shall be of a single class and of no par value.

            Outstanding stock certificates will be exchanged for new ones on a share-for-share basis.

      WITNESS the signatures of the President and Secretary of this corporation and the Corporate Seal affixed this 7th day of February, 1996.


/s/ Alpha Joseph Keyser
-----------------------------------------
Alpha Joseph Keyser, President
                                                     [CORPORATE SEAL]

/s/ Victoria M. Keyser
-----------------------------------------
Victoria M. Keyser, Secretary

STATE OF FLORIDA
COUNTY OF SARASOTA

      The foregoing instrument was acknowledged before me this 7th day of February, 1996, by Alpha Joseph Keyser and Victoria M. Keyser, respectively the President and Secretary of BIOFILTRATION SYSTEMS, INC., both of whom are well known to me and did not take an oath.


My commission expires:                  /s/ Robert A. Bergs
                                        ----------------------------------------
                                                Notary Public

                                        Printed Name:   Robert A. Bergs
                                                        ------------------------

                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

June 22, 1998

BIOFILTRATION SYSTEMS, INC.
1800 SECOND STREET
STE. 808-13
SARASOTA, FL 34236

Re: Document Number P92000012596

The Articles of Amendment to the Articles of Incorporation of BIOFILTRATION SYSTEMS, INC., a Florida corporation, were filed on June 22, 1998.

This document was electronically received and filed under FAX audit number H98000011582.

Should you have any questions regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Teresa Brown
Corporate Specialist
Division of Corporations                    Letter Number: 198A00034330

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           BIOFILTRATION SYSTEMS, INC.

      The Articles of Incorporation of the above-named corporation (the "Corporation"), filed with the Department of State on the 17th day of December, 1992 and assigned Document Number P92000012596, are hereby amended pursuant to a written consent in lieu of meeting executed and approved by the holders of all of the Corporation's common stock and all of the Corporation's Directors on the 17th day of June, 1998, as follows:

                                     ITEM I

      1.    ARTICLE IV - is hereby amended to read as follows:

                                   ARTICLE IV

            The aggregate number of shares which the corporation is authorized to issue is five million (5,000,000), which shall be of a single class, of par value $0.001 per share.

      This Articles of Amendment to the Articles of Incorporation was adopted by the shareholders and Directors on the 17th day of June, 1998.

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation this 18th day of June, 1998.


                                        By:   /s/ Alpha Joseph Keyser
                                              ----------------------------------
                                              Alpha Joseph Keyser, President


                                        By:   /s/ Victoria M. Keyser
                                              ----------------------------------
                                              Victoria M. Keyser, Secretary